Exhibit 99
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                            PCS Research Technology


Company Contact:
Renee L. Mullen
Director, Investor Relations
PCS Research Technology, Inc.
858-200-2341

                              FOR IMMEDIATE RELEASE

                      DIRECTPLACEMENT, INC. CHANGES NAME TO
                          PCS RESEARCH TECHNOLOGY, INC.

         Company Also Announces the Launch of the PCS Research Platform

San Diego, CA--October 7, 2002--DirectPlacement, Inc. (OTCBB: DPLM), a leading financial technology company and provider of independent research to institutional investors, today announced that it has changed its name to PCS Research Technology, Inc. (OTCBB: PCSR). The Company also debuted the PCS Research Platform available at www.pcsresearch.com. The new name combines the well-known PCS Securities, Inc. brand name with the Company's commitment to enhancing independent research with its technology expertise and single-source research platform. The name change becomes official today, and the Company's shares of common stock will begin trading under the new ticker symbol PCSR.

The Company's previous name derived from its focus on providing independent research and services for the private placement (PIPE) market, specifically through its PlacementTracker service. Over a year ago, the Company recognized that a significant opportunity existed in extending the technology expertise it had developed for its PlacementTracker research product to other independent research services. To take full advantage of this opportunity in the independent research market, the Company acquired PCS Securities, Inc. in December 2001. The acquisition brought the Company a base of more than 400 top-tier institutional clients, a 13-year track record of marketing independent research, and an established brand name in the independent research space.

PCS Research Platform
In order to fully leverage the Company's technology and product development capabilities with the PCS Securities research product line and client base, the Company also announced the official debut of the PCS Research Platform, a newly developed Web-based platform for the distribution of multiple independent research services. Available at www.pcsresearch.com, the PCS Research Platform will offer institutional investors a variety of independent research services from a single-source user interface. In addition, the Platform will provide clients analytical tools to make independent research and data interactive by allowing users to manipulate variables, change analyst assumptions, and test their own investment theses and models.

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Brian M. Overstreet, President and Chief Executive Officer, said, "Our decision to rename the Company PCS Research Technology was a natural step in the evolution of our business. Under the leadership of Susanne Pruitt, PCS is a well-regarded brand name on Wall Street, and the Company is fortunate to benefit from it."

Commenting on the launch of the PCS Research Platform, Overstreet said, "Our new research platform allows us to integrate and distribute independent research products more efficiently, while making the research services more useful and valuable for our clients. In addition, our research providers will be equipped with easy-to-use publishing tools that free them up to concentrate on their research."

Overstreet explained that the synergies from the PCS Securities acquisition have enabled the Company to accelerate its revenue growth over the past year. Since the integration of PCS in the first half of this year, the Company has focused on development of the new PCS Research Platform, and it has entered into distribution and/or development agreements with three well-regarded independent research firms, Btech Investor, Uncommon Shorts, and La Jolla Economics. The Company expects to add to the Platform Web-based versions of these services during the fourth quarter. The Company anticipates that it will continue to pursue the addition of more independent research services through a combination of product development, distribution, and joint-venture agreements.

The Company noted that its broker-dealer subsidiary, PCS Securities, Inc., will continue to operate under its original name.

PCS Research Technology
PCS Research Technology, Inc., formerly DirectPlacement, Inc, uses an advanced proprietary technology platform to develop, market, and distribute financial research, data, and analytics. The Company is leveraging its technology to become the leading single-source provider of independent research for the institutional investment community. Through its wholly owned broker-dealer subsidiary, PCS Securities, Inc., the Company provides independent research and institutional trading services for institutional investors. For more information, please visit the PCS Research Technology website at www.pcsresearch.com.

Safe Harbor Statement
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

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